                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of CanArgo Energy Corporation on Form S-8 (File No. 333-86423), the registration statement on Form S-8 as amended in Post-Effective Amendment No. 1 (File No. 33-82944), the registration statement on Form S-8 (File No. 333-02651) and the registration statement on Form S-8 (File No. 333-59367) of our report which includes a paragraph regarding the recovery of the carrying value of the company's oil and gas properties, unevaluated oil and gas properties, and certain of its investments in oil and gas ventures dated March 10, 2000, on our audits of the consolidated financial statements of CanArgo Energy Corporation as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 which report is included in this Annual Report on Form 10-K.



                                          /s/PricewaterhouseCoopers LLP
                                            PRICEWATERHOUSECOOPERS  LLP
Calgary, Alberta
March  27,  2000